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                                                                    EXHIBIT 99.2

                                 REVOCABLE PROXY


                              STATE SAVINGS COMPANY
                         SPECIAL MEETING OF SHAREHOLDERS
                                       ON
                        THE MERGER OF FIFTH THIRD BANCORP
                                AND STATE SAVINGS
                                 MAY _____, 1998

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS OF STATE SAVINGS COMPANY


      The undersigned shareholder of State Savings Company, an Ohio corporation ("State Savings"), hereby nominates, constitutes and appoints Mark K. Milligan, David E. Reese and Allan B. McFarland, or any one of them, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the common shares of State Savings which the undersigned is entitled to vote at the Special Meeting of the Shareholders of State Savings to be held at the offices of State Savings Company, 20 East Broad Street, Columbus, Ohio, on May 18, 1998, at 5:00 p.m., and at any adjournments thereof (the "Merger Special Meeting"), on the following matters, all of which are described in the accompanying Prospectus/Proxy Statement:

      1. The approval and adoption of the Affiliation Agreement dated as of January 2, 1998, by and between State Savings and the Fifth Third Bancorp ("Fifth Third") and the transactions contemplated thereby, including the merger of State Savings with and into Fifth Third (the "Merger"), in a transaction in which each outstanding common share of State Savings will be converted into the right to receive 2,770.89 common shares of Fifth Third, subject to certain adjustments.

                   FOR              AGAINST           ABSTAIN

                  [    ]             [    ]            [    ]


      2. In their discretion, upon such other matters as may properly come before the Special Meeting.

 THE BOARD OF DIRECTORS OF STATE SAVINGS RECOMMENDS A VOTE FOR THE PROPOSAL.

        PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE.

      This Revocable Proxy will be voted as directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

      With the exception of proxies submitted in respect of the May 18, 1998, Special Meeting of Shareholders of State Savings on the control share acquisition by Fifth Third of more than a majority of the voting power of State Savings, all proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Merger Special Meeting of State Savings and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.

      This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to State Savings a later dated proxy, or (ii) giving notice of revocation in open meeting or in writing to the Secretary of State Savings at the Merger Special Meeting.
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      IF YOU ARE PLANNING TO ATTEND THE MERGER SPECIAL MEETING, PLEASE CHECK
THIS BOX:
                              [ ]

NOTE: Please sign your name exactly as it appears on your stock certificate(s). Jointly owned shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

______________________________      ___________________________________
Signature                           Signature

______________________________      ___________________________________
Print Name                          Print Name

______________________________      ___________________________________
Print Title (if applicable)         Print Title (if applicable)


Dated:  _____________________       Dated: _______________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STATE SAVINGS COMPANY. PLEASE DATE, SIGN AND RETURN IT TO STATE SAVINGS PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.